Exhibit 99.1

Vignette Appoints Industry Visionary Kathleen Earley to Board Of Directors; Former AT&T SVP and CMO Brings Deep Enterprise and Telecommunications Expertise to Vignette Board

     AUSTIN, Texas--(BUSINESS WIRE)--May 10, 2004--Vignette Corp. (Nasdaq:VIGN) today announced that Kathleen Earley has been appointed to the Vignette Board of Directors. Most recently Earley was senior vice president and chief marketing officer at AT&T, a position in which she had responsibility for all AT&T business-related brand, image, advertising and marketing strategy. Previously, Earley was president of AT&T Data and Internet Services, where she grew the unit to an $8 billion entity that provided Internet Protocol, Web hosting, data and managed network services to businesses worldwide. Earley retired from AT&T in June 2002.
     "Kathleen has a remarkable record of identifying market growth opportunities and driving technology innovation," said Thomas E. Hogan, president and chief executive officer of Vignette. "Kathleen's unique blend of operational leadership and technology and telecommunications expertise will be a powerful asset to Vignette's board, leadership team and customers. We are delighted by the opportunity to benefit from her track record as a powerful visionary who propels aggressive market leadership."
     "Vignette's organic and acquired technology footprint offers customers access to some of the most complete and compelling business efficiency solutions available today," Earley said. "I am excited to join Vignette at this time and help drive the company's continued leadership and innovation."
     Earley has more than 26 years of experience as a senior operational and strategy executive with industry leaders like IBM and AT&T. She is currently a member of the Board of Directors of Computer Network Technology (CMNT) as well as Telespree Communications and Switch and Data. Her role as an industry visionary has won her recognition from publications including Information Week, Network World, and Telephony magazines.
     Earley has a B.S. in accounting and a M.B.A. in finance from the University of California, Berkeley. Earley joined AT&T after 17 years with IBM, where she had a distinguished career in sales, marketing, planning and strategy development. She was formerly on the board of directors of Standard Microsystems Corporation and Blue Sky Productions as well as the Hewlett Packard Global Advisory Board

     About Vignette Corp.

     Vignette's software and expertise help organizations harness the power of information and the Web for measurable improvements in business efficiency. As the efficiency experts, Vignette (Nasdaq:VIGN) helps organizations increase productivity, reduce costs, improve user experiences and manage risk. Vignette's intranet, extranet and Internet solutions incorporate portal, integration, enterprise content management, and collaboration capabilities that can rapidly deliver unique advantages through an open, scalable and adaptable architecture that integrates with legacy systems. Vignette is headquartered in Austin, Texas, with local operations worldwide. Visit http://www.vignette.com/ to see how Vignette customers achieve measurable improvements in business efficiency and to find out why more companies prefer Vignette.

     Forward-Looking Statements

     The statements contained in this press release that are not purely historical are forward-looking statements including statements regarding the Company's expectations, beliefs, hopes, intentions or strategies regarding the future. Forward-looking statements include statements regarding Vignette's products, future sales, market growth and competition. All forward-looking statements included in this press release are based upon information available to the Company as of the date hereof, and the Company assumes no obligation to update any such forward-looking statement. Actual results could differ materially from the Company's current expectations. Factors that could cause or contribute to such differences include, but are not limited to, Future Losses, Limited Operating History, Fluctuation of Quarterly Revenues and Operating Results, Acquisition Integration, Competition, Dependence on a Small Number of Large Orders, Lengthy Sales Cycle and Product Implementation, Market Awareness of Our Product, Rapid Changes in Technology and New Products, and other factors and risks discussed in the Company's reports filed from time to time with the Securities and Exchange Commission.

     Vignette, the V logo, e:fficiency and e:fficiency experts are trademarks or registered trademarks of Vignette Corp. in the United States and other countries.
     All other names are the trademarks or registered trademarks of their respective companies.

    CONTACT: Vignette Corp., Austin
             Alison Raffalovich, 512-741-1214
             alison.raffalovich@vignette.com
              or
             Waggener Edstrom
             Lindsey Weinberg, 512-527-7022
             lindseyw@wagged.com